UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2008

American Oriental Bioengineering, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

001-32569	84-0605867
(Commission File Number)	(IRS Employer Identification No.)

No. 4018, Jintian Road, Anlian Plaza

12 F Suite B02, Futian District

Shenzhen, PRC 518026

(Address of principal executive offices) (Zip Code)

011-86-451-8666-6601

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Please see the disclosure set forth below in Item 8.01, which is incorporated herein by reference.

Item 8.01	Other Events.

On July 7, 2008, American Oriental Bioengineering, Inc. (the “Company”) announced in a press release dated July 7, 2008 its intention to offer, subject to market conditions and other factors, $85 million aggregate principal amount of Convertible Senior Notes due 2015 to qualified institutional buyers in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended.

The Company anticipates using the net proceeds from the offering for general corporate purposes, including for working capital purposes; repurchases of outstanding capital stock; to fund a prepaid forward share repurchase transaction the Company expects to enter into; and to fund possible acquisitions of and investments in complementary businesses and products.

A copy of the press release referenced above is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated July 7, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ORIENTAL BIOENGINEERING, INC.
By:	/s/ Tony Liu
Name:	Tony Liu
Title:	Chief Executive Officer and Chairman of the Board of Directors

Dated: July 7, 2008

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated July 7, 2008